Exhibit 10.7


                          CONFIDENTIAL LETTER OF INTENT


         The purpose of this Letter of Intent, dated effective as of April 18, 2000, is to set forth the main terms upon which TSET, Inc., a Nevada corporation ("TSET"), may acquire 100% of the shares of capital stock of EdgeAudio.com, Inc., an Oregon corporation ("Edge"). Edge is in the business of, among other things, researching, developing, designing, manufacturing, marketing, and selling via the Internet stereo speakers and accessories, and owning or licensing all intellectual property rights related thereto (collectively, the "Speaker Business"). TSET and Edge intend to enter into negotiations and prepare definitive agreements (collectively, the "Definitive Agreements") relating to such acquisition as soon as practicable after the date hereof, based upon the main terms summarized herein, which Definitive Agreements are intended to set forth the rights, obligations, undertakings, and liabilities of the parties thereto. The parties stated intent to proceed expeditiously to complete and sign this Letter of Intent and the Definitive Agreements is believed in good faith to be in their mutual and respective best interests and they look forward to working together to accomplish their goals.

         Based upon the foregoing, the main terms of the proposed transaction between TSET and Edge may be summarized as follows:

         A. ACQUISITION OF EDGE. The parties intend that TSET acquire 100% of the capital stock of Edge, with Edge to thereby become a wholly-owned subsidiary of TSET, in exchange for that number of "investment" shares of TSET's common stock, par value $0.001 per share (the "TSET Shares") as are determined by reference to an agreed-in-principle aggregate earn-out valuation for the Speaker Business of $6,750,000 (the "Aggregate Valuation"), divided by the close price for the TSET Shares as of the date of this Letter of Intent (the "Share Price"); provided, however, that in the event the Definitive Agreements have not been executed by the parties within 10 days of the date of this Letter of Intent, the Share Price shall be the close price for the TSET Shares on the date the Definitive Agreements are signed and delivered (the "Closing Date").

         B. INITIAL ALLOCATION OF SHARES AND EARN-OUT. The parties intend that, as soon as practicable after the Closing Date, TSET deliver to Edge's shareholders, that number of TSET Shares as are determined according to the formula set forth in paragraph A above, for an initial valuation for the Speaker Business of $3,000,000. The parties intend that additional TSET Shares relating to the remaining $3,750,000 of the Aggregate Valuation (the "Earn-out Valuation") may be earned in equal annual installments over the 5-year period next following the Closing Date (i.e., at the rate of 20% of the Earn-out Valuation each year), assuming Edge achieves its forecasted revenue milestones as contained in the financial forecast provided to TSET at the signing of this Letter of Intent for the year in question (collectively, the "Annual Milestones"). If Edge achieves the Annual Milestones earlier than the lapse of the year to which each Annual Milestone applies, the



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                  additional  TSET Shares may be issued at that time. The number of such additional TSET Shares shall be calculated according to the close price for the TSET Shares on the date such Annual Milestone is achieved. If Edge's board of directors approves a change of plan to emphasize business growth instead of maximization of short-term earnings, the Annual Milestones mentioned in this paragraph B may be adjusted in conformity to a new financial model approved by Edge's board.

         C. MANAGEMENT. The parties intend that Edge's existing executive management have strategic decision-making and day-to-day management responsibility and operational control over the Speaker Business and finances, with such management to at all times seek in good faith to advance the best business interests of Edge and the further development and widespread exploitation of the Speaker Business. The parties intend that TSET designate at least one director to Edge's board of directors. The parties intend that Edge's management dedicate sufficient of their time, attention, and efforts to pursue the Speaker Business prudently, efficiently, and diligently in substantially the same manner heretofore conducted by them, and conduct themselves according to principles of good faith, sound business judgment, and other high standards of fiduciary care.

         D. WORKING CAPITAL. The parties intend that TSET provide up to an aggregate of $400,000 in working capital to Edge, which may be drawn against by Edge from time to time from the Closing Date until December 31, 2000, thus constituting the complete financial obligation of TSET to Edge (except as TSET may otherwise agree in the future). The parties intend that if working capital in excess of the foregoing amount be required in connection with any acceleration of Edge's business plan or otherwise, members of Edge's management may, subject to TSET's prior written consent, participate in the provision thereof, subject to terms therefor to be agreed at that time.

         E. OPTIONS. As inducement and incentive to Edge's management, the parties intend that Edge adopt and implement stock option and other management incentive programs (collectively, the "Programs") in the near future, with terms and conditions relating to participation therein to be established by Edge's board of directors (such terms and conditions being subject to TSET's prior written approval before any adoption and implementation thereof). The parties intend that up to 20% of Edge's capital stock be reserved for use in connection with the Programs. As additional inducement to Edge's management, the parties intend that Edge's management participate in Programs proposed to be adopted and implemented in the future by TSET, subject to terms and conditions of such participation as established by TSET's board of directors.

         F. MANUFACTURING FACILITIES. The parties intend that, upon request by Edge's management, TSET exert good faith best efforts to assist in ensuring, whether by contract or otherwise, that manufacturing facilities necessary for the conduct of the Speaker Business will continue to be available to Edge.



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         G.       FUTURE  EVENTS.  The  parties  intend  that TSET and Edge give consideration  to a  potential  spin-off  of Edge into its own
                  publicly-owned   entity  (through   reverse  merger  or  other
                  appropriate mechanism) or an initial public offering of Edge's capital stock, at a mutually agreed time in the future. The parties intend that TSET and its designees will retain not less than 30% ownership in Edge's publicly-owned successor, or in Edge in the event of an initial public offering, as the case may be.

         H.       PRESS  RELEASE.  The  parties  intend  to  collaborate  on the content of an appropriate press release regarding the transactions contemplated herein, to be at such time as may be determined by TSET in its sole and absolute discretion.

         I. UNDERTAKING OF GOOD FAITH. Realizing that they are unable to anticipate and provide for every contingency which may arise during the course of negotiations regarding the Definitive Agreements and their business relationship, the parties intend that principles of commercial good faith will govern and that they will at all times seek to advance the best interests of Edge, maximize the economic value of the Speaker Business, and amicably resolve any disputes which may arise among them.

         J. PURPOSE OF THIS LETTER OF INTENT. This Letter of Intent is intended by the parties as a statement of their interests and mutual intent to complete the Definitive Agreements in a form reflective of the business and financial items for the purposes contemplated herein, and shall not of itself be deemed to grant or constitute any binding, enforceable, or exclusive rights or obligations of the parties hereto, in or to any TSET Shares, or any right, obligation, offer, or commitment of any of the parties to enter into the Definitive Agreements. The parties intend that all rights, obligations, or commitments to proceed with any transaction or relationship be contained only in the Definitive Agreements executed and delivered by them. The parties do not intend that any of them be bound to each other by this Letter of Intent for damages, expenses, failure to finally agree upon the terms and conditions of the Definitive Agreements, or in any other way. The parties intend that the Definitive Agreements regarding the transactions outlined in this Letter of Intent be prepared and signed by them, all acting in good faith, as soon as practicable after the date hereof. The parties intend that the Definitive Agreements contain customary terms, conditions, representations, and warranties including, among other things, disclosures by Edge regarding the status of the Speaker Business, ownership of or access to all intellectual property rights necessary for the continued conduct of the Speaker Business, consents of third parties, and so forth. The parties intend that each of them will bear their respective costs and expenses associated with this Letter of Intent and completion of the Definitive Agreements, and that any taxes or other levies assessed in connection with any transaction contemplated herein or in the Definitive Agreements be borne and paid solely by the party against which they are assessed.



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         K.       DISTRIBUTION OF PROFITS.  The parties intend that, as the sole stockholder of Edge, all profits resulting from the conduct of the Speaker Business shall belong to TSET and that TSET shall be entitled to distribution thereof from Edge on a regular basis. The parties intend that those persons serving as members of Edge's board of directors vote in favor of such distributions as may be requested from time to time by TSET. The parties intend, in connection with any such request for distribution, that TSET ensure that sufficient cash remains allocated to Edge to provide for three months' operating and working capital needs, to be applied to the continuation and advancement of the Speaker Business, funding of Programs and other benefits plans in favor of Edge's management according
                  to  the  terms   thereof,   plus   reasonable   reserves   for
                  contingencies or extraordinary items. The parties intend, in connection with any such request for distribution, that TSET and Edge's board of directors consult to determine Edge's reasonable cash needs, as provided above.

         L. FINDERS. Neither TSET nor Edge has utilized the services of any finder, directly or indirectly, in connection with any introduction, negotiation, or other proceeding related to this Letter of Intent or the transactions contemplated herein or in the Definitive Agreements. Any finder's or broker's fees or other compensation payable by Edge to any person in connection with the transactions contemplated herein and in the Definitive Agreements shall be paid out of the TSET Shares to be received by Edge, any such compensation being for the sole account of, and payable solely by, Edge.

         M. PRIORITY OF THIS LETTER OF INTENT. The parties intend that this Letter of Intent supersede any and all prior communications, understandings, statements of intent, and agreements between them with respect to the subject matter hereof.

The parties' execution in the space provided below shall evidence their acceptance of the terms of this Letter of Intent and that they intend to proceed as outlined herein.

TSET, Inc.


By:     /s/ Jeffrey D. Wilson
        ---------------------------------------
        Jeffrey D. Wilson
        Chairman and Chief Executive Officer



EdgeAudio.com, Inc.


By:     /s/ Winthrop E. Jeanfreau
        ---------------------------------------
        Winthrop E. Jeanfreau
        Chief Executive Officer








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